Exhibit 21.01

Google Inc.,

a Delaware corporation

Subsidiaries

•	@Last Software, Inc., a Delaware corporation
•	Applied Semantics, Inc., a California corporation
•	dMarc Broadcasting, Inc., a Delaware corporation
•	Google International LLC, a Delaware limited liability company
•	Google LLC, a Delaware limited liability company
•	Ignite Logic, Inc., a Delaware corporation
•	Kaltix Corporation, a Delaware corporation
•	Liquid Acquisition Corp. 2, a Delaware corporation
•	Neotonic Software Corporation, a California corporation
•	Orkut.com, LLC, a Delaware limited liability company
•	Picasa LLC, a Delaware limited liability company
•	Upstartle, LLC, a Delaware limited liability company
•	Urchin Software Corporation, a Delaware corporation
•	Where2 LLC, a Delaware limited liability company
•	ZipDash, Inc., a Delaware corporation
•	Google (Hong Kong) Limited
•	Google Akwan Internet Ltda.
•	Google Australia Pty Limited
•	Google Brasil Internet Ltda
•	Google Canada Corporation
•	Google Denmark ApS
•	Google France SarL
•	Google Germany GmbH
•	Google International GmbH
•	Google Ireland Holdings Limited
•	Google Ireland Limited
•	Google Italy s.r.l.
•	Google Japan Inc.
•	Google Korea, LLC.
•	Google Mexico S. de R.L. de C.V.
•	Google Netherlands B.V.
•	Google Netherlands Holdings B.V.
•	Google Online India Private Limited
•	Google Spain, S.L.
•	Google Sweden AB
•	Google Switzerland GmbH
•	Google UK Limited
•	Reqwireless Inc.